Exhibit 99.1


IR Contact:                                          Media Contact:
Rowan Hajaj                                          Sanuber Bilguvar
212.691.7900                                         212.691.7900
rhajaj@pinnacor.com                                  sbilguvar@pinnacor.com


FOR IMMEDIATE RELEASE


                  SCREAMINGMEDIA, TODAY RENAMED PINNACOR,
                     TO ACQUIRE ASSETS OF INLUMEN INC.

     Highlights Company's Increasing Penetration in the Financial Services Market with Addition of Quality Customers and Real-time News Processing Technology from Inlumen

                     Acquisition Immediately Accretive

New York, N.Y., October 29, 2002 - ScreamingMedia (Nasdaq: SCRM), a provider of business and financial information and analytical tools, today announced it has entered into a definitive agreement to acquire the operating assets of Inlumen, a provider of information and technology to the financial services industry. The acquisition - subject to customary closing conditions - will be immediately EBITDA and cash flow accretive.

The Inlumen acquisition will further advance ScreamingMedia's market position by strengthening its financial information and applications offerings, and providing access to new customers and partners. Over time, Inlumen's technology will be integrated into the ScreamingMedia product line, thereby enhancing ScreamingMedia's financial services offering to include real-time streaming technology and advanced news alerting applications.

Inlumen's customers will realize additional benefits from the acquisition by having access to ScreamingMedia's customized investment analysis applications and goal-based financial planning tools. The combined product suite will deliver increased value to financial services firms looking to deepen customer relations and facilitate better decision-making for retail and institutional investors.

"Inlumen brings us a highly desirable set of customers, and we will provide a smooth transition for them," said Kirk Loevner, president and CEO, ScreamingMedia. "Inlumen customers can expect to receive superior service and client support and have access to a broader set of products. We look forward to having them on board with us."

Furthermore, the acquisition will bring ScreamingMedia additional sources of premier financial information, important new channel partnerships and approximately 58 new customers.

"This acquisition underscores our commitment to being a leading solutions provider for the financial services industry," continued Loevner. "The combination of ScreamingMedia and Inlumen will help us generate new revenue streams and deliver increased shareholder value."

The transaction is valued at approximately $2.6 million and consideration is expected to be paid in a combination of cash and ScreamingMedia stock. Inlumen's revenues were $1.2 million for the three months ended September 30, 2002. Once completed, the acquisition is expected to increase ScreamingMedia's total revenue derived from the sale of financial services products to approximately 70 percent. The transaction is expected to close in November 2002.

In a separate announcement today, ScreamingMedia announced that its board of directors approved the company's decision to change its name to Pinnacor Inc. (See "ScreamingMedia Changes Name to Pinnacor" for further information.)

About ScreamingMedia (today renamed Pinnacor)
Pinnacor Inc. (Nasdaq: SCRM) is a provider of information and analytical applications to financial services companies and global corporations. Pinnacor's unique ability to deliver a customized combination of information assets, applications and tools helps businesses build meaningful relationships and drive new revenue streams. Aligned across three key markets, Pinnacor's solutions encompass: targeted market data, investment analysis tools and wealth management solutions for financial services firms; critical business information for the enterprise; and messaging services, portal applications and personalized content delivered to virtually any access platform. The company counts Barclays Global Investors, BP p.l.c, U.S. Bancorp Piper Jaffray, The Boeing Company, Tribune Media Services and Verizon Wireless among its clients. Headquartered in New York City, the company also has offices in San Francisco, Calif., and Coralville, Iowa. For more information, visit www.pinnacor.com.


Pinnacor and the Pinnacor logo are registered trademarks of Pinnacor, Inc.

All other trademarks are property of their respective owners.

Exhibit 99.2

Contacts
Investors:                                     Media:
Rowan Hajaj                                    Sanuber Bilguvar
212.659.1055                                   212.659.1216
rhajaj@screamingmedia.com                      sbilguvar@screamingmedia.com
-------------------------                      ----------------------------


FOR IMMEDIATE RELEASE


             Screamingmedia, Today Renamed Pinnacor, Announces
         Stock Buyback Program to Repurchase up to 2 Million Shares


New York, N.Y., October 29, 2002 - ScreamingMedia Inc. (Nasdaq: SCRM), a provider of business and financial information and analytical applications, today announced its board of directors has authorized a stock buyback program to repurchase up to 2 million shares of the company's common stock.

In a separate announcement earlier today, the company announced that its board of directors approved the company's decision to change its name to Pinnacor Inc. As a result, the company's Nasdaq National Market symbol will change to "PCOR," effective Friday, November 1, 2002. (see - ScreamingMedia Changes Name to Pinnacor)

"The buyback demonstrates our confidence in our company's long term growth and business fundamentals," said Kirk Loevner, president and CEO of Pinnacor. "We believe that our stock represents a solid investment."

As of September 30, 2002, Pinnacor had 40.5 million shares of common stock outstanding. Any repurchase is at the discretion of Pinnacor's board of directors, and may be made on the open market or in privately negotiated transactions, depending upon market conditions, share price, share availability and other factors. Shares repurchased may be reserved for later reissue in connection with employee benefit plans and other general corporate purposes.

In July, Pinnacor had repurchased approximately 2.7 million shares for $3.1 million in a private transaction.


About ScreamingMedia (today renamed Pinnacor)
Pinnacor Inc. (Nasdaq: SCRM) is a provider of information and analytical applications to financial services companies and global corporations. Pinnacor's unique ability to deliver a customized combination of information assets, applications and tools helps businesses build meaningful relationships and drive new revenue streams. Aligned across three key markets, Pinnacor's solutions encompass: targeted market data, investment analysis tools and wealth management solutions for financial services firms; critical business information for the enterprise; and messaging services, portal applications and personalized content delivered to virtually any access platform. The company counts Barclays Global Investors, BP, U.S. Bancorp Piper Jaffray, The Boeing Company, Tribune Media Services and Verizon Wireless among its clients. Headquartered in New York City, the company also has offices in San Francisco, Calif., and Coralville, Iowa. For more information, visit www.pinnacor.com.

Pinnacor and the Pinnacor logo are registered trademarks of Pinnacor Inc.

All other trademarks are property of their respective owners.

The release contains information about future expectations and plans of Pinnacor's management and prospects of Pinnacor's business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the timely development and market acceptance of new and updated products, our ability to expand our infrastructure (including personnel and computer systems) and the effect of competition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Pinnacor undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Exhibit 99.3

Contact
Sanuber Bilguvar
Pinnacor, Inc.
212.659.1216
sbilguvar@pinnacor.com


FOR IMMEDIATE RELEASE


SCREAMING MEDIA CHANGES NAME TO PINNACOR

                New Branding Distinguishes the Company as a
          Provider of Information and Analytical Applications for
                  Financial Institutions and Enterprises

      Acquisition of Inlumen, Inc., also Announced Today, Strengthens
                   Company's Financial Services Offerings


New York, N.Y., October 29, 2002 - ScreamingMedia (Nasdaq: SCRM), a provider of business and financial information and analytical applications, today announced that its board of directors approved the company's decision to change its name to Pinnacor, Inc. In connection with the name change, the company's Nasdaq National Market symbol will change to "PCOR," effective Friday, November 1, 2002. The name change highlights the company's transformed business and client base, as well as its growing presence in the financial services industry.

In a related event, Pinnacor also announced that it is acquiring assets of Inlumen, Inc., significantly strengthening its financial services offering. (see - ScreamingMedia, Today Renamed Pinnacor, to Acquire Assets of Inlumen, Inc.).

"Our company has been successful in identifying new business opportunities and expanding into new markets through a combination of internal development and strategic acquisitions," said Kirk Loevner, president and CEO of Pinnacor. "This name change will allow us to better communicate the company we have become to prospective customers, partners and providers."

The Pinnacor name will align the company's three core markets of Financial Services, Business Information and Access Solutions, and combine
ScreamingMedia, Stockpoint and Inlumen names under one brand. The name change and the newly launched Web site, www.pinnacor.com, reflect this new identity.

Over the past two years, Pinnacor has successfully leveraged its core aggregation technology and information assets to develop full-service information solutions that help enterprises increase business performance and generate new revenue streams. As a result, the company's original business of delivering custom-filtered content to Web sites has become an increasingly small portion of revenues, and today accounts for less than 20 percent of the company's business.

In addition to enhancing its technology, Pinnacor has made strategic acquisitions, which have enabled the company to further expand its product portfolio and enter new markets. In August 2001, Pinnacor, then named ScreamingMedia, acquired Stockpoint, marking its entry into the financial services market. And today, with the acquisition of Inlumen assets, the company is strengthening its commitment to the financial services market, which will comprise approximately 70 percent of annual revenues upon the close of the Inlumen acquisition.

Currently, Pinnacor serves some of the world's leading financial institutions and enterprises including Barclays Global Investors, Deutsche Bank Alex Brown, JP Morgan Chase, U.S. Bancorp Piper Jaffray in Financial Services; Biogen, BP p.l.c., Merck & Co. Inc. and Schering-Plough Corporation in Business Information; and The Boeing Company, Verizon Wireless and Virgin Mobile USA in the Access Solutions markets. At the end of the second quarter of 2002, enterprise customers accounted for 86 percent of Pinnacor's client base, in contrast to 72 percent for the comparable period in 2001.

Pinnacor Markets and Solutions
In the Financial Services market, Pinnacor provides market data, investment analysis and wealth management tools to financial institutions. The company's products help these firms maintain a consistency between their online and offline communications, thereby deepening relationships and driving client loyalty.

In the Business Information market, the company delivers custom solutions including business news, competitive intelligence and personal finance applications for corporate portals. The company has achieved seamless product integrations with leading portal platforms such as BEA, IBM, Plumtree and Sun Microsystems allowing it to reach a broader and high-quality client base.

In the Access Solutions market, Pinnacor develops customized content, messaging services and portal applications for virtually any platform. The company's products enable wireless carriers, ISPs, iTV and other access platform providers to drive increased usage of services and mine new revenue sources.

About Pinnacor
Pinnacor Inc. (Nasdaq: SCRM) is a provider of information and analytical applications to financial services companies and global corporations. Pinnacor's unique ability to deliver a customized combination of information assets, applications and tools helps businesses build meaningful relationships and drive new revenue streams. Aligned across three key markets, Pinnacor's solutions encompass: targeted market data, investment analysis tools and wealth management solutions for financial services firms; critical business information for the enterprise; and messaging services, portal applications and personalized content delivered to virtually any access platform. The company counts Barclays Global Investors, BP p.l.c., U.S. Bancorp Piper Jaffray, The Boeing Company, Tribune Media Services and Verizon Wireless among its clients. Headquartered in New York City, the company also has offices in San Francisco, Calif., and Coralville, Iowa. For more information, visit www.pinnacor.com.


Pinnacor and the Pinnacor logo are registered trademarks of Pinnacor, Inc.

All other trademarks are property of their respective owners.